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                                                                EXHIBIT 24.11



                               POWER OF ATTORNEY


     KNOW ALL BY THESE PRESENTS that the undersigned constitutes and appoints Siri S. Marshall, Leslie M. Frecon and Kenneth L. Thome, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 and any and all amendments (including post-effective amendments) to the Registration Statement covering the issuance of the common stock of General Mills, Inc. in exchange for the shares of common stock of Ralcorp Holdings, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                        /s/ Charles W. Gaillard
                                        ---------------------------
                                        Charles W. Gaillard
                                        Dated: September 30, 1996